UACSC 96-D
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              MONTH ENDING 6/30/97

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
PRINCIPAL BALANCE RECONCILIATION                                          D O L L A R S                                   NUMBERS
                                                      CLASS A-1       CLASS A-2       CLASS A-3      TOTAL CLASS A's
                                                    --------------    -------------  -------------     --------------     ------
Original Principal Balance                          171,000,000.00    91,085,000.00  21,000,347.28     283,085,347.28     22,490
Beginning Period Principal Balance                  117,792,219.96    91,085,000.00  21,000,347.28     229,877,567.24     19,458
Principal Collections - Scheduled Payments            3,314,266.88             0.00           0.00       3,314,266.88          0
Principal Collections - Payoffs                       3,017,877.75             0.00           0.00       3,017,877.75        365
Principal Withdrawal from Payahead                        7,778.64             0.00           0.00           7,778.64          0
Gross Principal Charge Offs                             937,333.10             0.00           0.00         937,333.10         72
Repurchases                                              98,471.48             0.00           0.00          98,471.48         13
Ending Balance                                      110,416,492.11    91,085,000.00  21,000,347.28     222,501,839.39     19,008
                                                    ==============    =============  =============     ==============     ======

Certificate Factor                                       0.6457105        1.0000000      1.0000000          0.7859885
Pass Through Rate                                            5.960%           6.170%         6.300%             6.053%
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
CASH FLOW RECONCILIATION

Principal Wired                                                                                          6,370,103.46
Interest Wired                                                                                           2,443,251.58
Withdrawal from Payahead Account                                                                            12,969.71
Repurchases (Principal and Interest)                                                                       100,164.93
Charge Off Recoveries                                                                                      369,619.69
Interest Advances                                                                                           64,486.09
Certificate Account Interest Earned                                                                         28,834.38
Spread Account Withdrawal                                                                                        0.00
Class A Surety Bond Draw for Class I Interest                                                                    0.00
Class A Surety Bond Draw for Class A
     Principal or Interest                                                                                       0.00
Total Cash Flow                                                                                          9,389,429.84
                                                                                                         ============

TRUSTEE DISTRIBUTION  (7/09/97)

Total Cash Flow                                                                                          9,389,429.84
Unrecovered Advances on Defaulted Receivables                                                               25,899.60
Servicing Fee (Due and Unpaid)                                                                                   0.00
Interest to Class A-1 Certificateholders                                                                   585,034.69
Interest to Class A-2 Certificateholders                                                                   468,328.71
Interest to Class A-3 Certificateholders                                                                   110,251.82
Interest to Class I Certificateholders                                                                     448,552.71
Principal to Class A-1 Certificateholders                                                                7,375,727.85
Principal to Class A-2 Certificateholders                                                                        0.00
Principal to Class A-3 Certificateholders                                                                        0.00
Surety Bond Premium                                                                                         27,812.73
Interest Advance Recoveries from Payments                                                                   49,740.88
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                   0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or Interest                                                                      0.00
Deposit to Payahead                                                                                         42,647.28
Certificate Account Interest to Servicer                                                                    28,834.38
Payahead Account Interest to Servicer                                                                        1,035.83
Excess                                                                                                     225,563.36
Net Cash                                                                                                         0.00
                                                                                                         ============
Monthly Servicing Fee and the Spread Amount                                                              1,475,275.46
                                                                                                         ============
Servicing Fee Retained from Interest Collections                                                           191,564.64
                                                                                                         ============
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
SPREAD ACCOUNT RECONCILIATION

Original Balance                                                                                                 0.00
Beginning Balance                                                                                        3,266,078.91
Trustee Distribution of Excess                                                                             225,563.36
Interest Earned                                                                                             13,934.65
Spread Account Draws                                                                                             0.00
Reimbursement for Prior Spread Account Draws                                                                     0.00
Distribution of Funds to Servicer                                                                                0.00
Ending Balance                                                                                           3,505,576.92
                                                                                                         ============
Required Balance                                                                                         3,538,566.84

FIRST LOSS PROTECTION AMOUNT RECONCILIATION

Original Balance                                                                                        14,154,267.36
Beginning Balance                                                                                        8,227,799.45
Reduction Due to Spread Account                                                                           (239,498.01)
Reduction Due to Principal Reduction                                                                      (368,786.39)
Ending Balance                                                                                           7,619,515.05
                                                                                                         ============

First Loss Protection Required Amount                                                                    7,619,515.05
First Loss Protection Fee %                                                                                      2.00%
First Loss Protection Fee                                                                                   12,699.19

SURETY BOND RECONCILIATION

Original Balance                                                                                       283,085,347.28
Beginning Balance                                                                                      227,897,503.52
Draws                                                                                                            0.00
Reimbursement of Prior Draws                                                                                     0.00
Ending Balance                                                                                         227,897,503.52
                                                                                                       ==============
Adjusted Ending Balance Based
     Upon Required Balance                                                                             220,221,414.51
                                                                                                       ==============
Required Balance                                                                                       220,221,414.51

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                          251,219.00
Deposit                                                                                                     42,647.28
Payahead Interest                                                                                            1,035.83
Withdrawal                                                                                                  12,969.71
Ending Balance                                                                                             281,932.40
                                                                                                      ===============
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